Exhibit 32.1

CERTIFICATION

In connection with the quarter report on Form 10-Q of JetPay Corporation (the “Company”) for the three months ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bipin C. Shah, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2013	/s/ Bipin C. Shah
Bipin C. Shah
Chief Executive Officer